EXHIBIT (24)



                     POWER OF ATTORNEY


     Know all Men By These Presents, that the undersigned hereby constitutes and appoints JAMES W. GUEDRY, JAMES P. MELICAN and JAMES A. WILDEROTTER, and each of them (with full power to each of them to act alone) their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for them on their behalf and in their name, place and stead, in any and all capacities, to sign, execute and affix their seal thereto and file the Annual Report of International Paper Company on Form 10-K (or any other appropriate form), under the Securities Exchange Act of 1934, as amended, together with any and all amendments to such Annual Report and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities Exchange Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, for all intents and purposes, and that the undersigned hereby ratify and confirm all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.






Executed on the date set forth opposite their names.


     NAME                     TITLE                      DATE
     ----                     -----                      ----


/s/ JOHN T. DILLON
.....................         Executive Vice              March 8, 1994
  (John T. Dillon)            President and Director


/s/ WILLARD C. BUTCHER
.......................       Director                    March 8, 1994
 (Willard C. Butcher)


/s/ FREDERICK B. DENT
.....................         Director                    March 8, 1994
 (Frederick B. Dent)


/s/ WILLIAM M. ELLINGHAUS

.........................     Director                    March 8, 1994
 (William M. Ellinghaus)


/s/ STANLEY C. GAULT
.....................         Director                    March 8, 1994
 (Stanley C. Gault)


/s/ THOMAS C. GRAHAM
.....................         Director                    March 8, 1994
 (Thomas C. Graham)


/s/ ARTHUR G. HANSEN
.....................         Director                    March 8, 1994
 (Arthur G. Hansen)






     NAME                     TITLE                      DATE
     ----                     -----                      ----

/s/ WILLIAM G. KUHNS
.....................         Director                    March 8, 1994
 (William G. Kuhns)


/s/ DONALD F. MCHENRY
.....................         Director                    March 8, 1994
 (Donald F. McHenry)


/s/ PATRICK F. NOONAN
.....................         Director                    March 8, 1994
 (Patrick F. Noonan)


/s/ JANE C. PFEIFFER
.....................         Director                    March 8, 1994
 (Jane C. Pfeiffer)


/s/ SAMUEL R. PIERCE, JR.
.........................     Director                    March 8, 1994
 (Samuel R. Pierce, Jr.)


/s/ EDMUND T. PRATT, JR.
........................      Director                    March 8, 1994
 (Edmund T. Pratt, Jr.)



/s/ ROGER B. SMITH
.....................         Director                    March 8, 1994
 (Roger B. Smith)